UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

IAA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38580	83-1030538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Westbrook Corporate Center, Suite 500 Westchester, Illinois	60154
(Address of principal executive offices)	(Zip Code)

(708) 492-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IAA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2020, the Board of Directors of IAA, Inc. (the “Company”) appointed Ms. Gail Evans as a Class III director, effective immediately, to serve until the Company’s 2022 annual meeting of stockholders and until her successor is duly elected and qualified. The appointment of Ms. Evans fills a newly created vacancy on the Board of Directors resulting from an increase in the size of the Board of Directors to nine directors. The Board of Directors also appointed Ms. Evans to serve on the Compensation Committee and the Risk Committee of the Board of Directors.

In connection with her service as a director, Ms. Evans will receive the Company’s standard non-employee director cash and equity compensation. Ms. Evans will receive an annual cash retainer of $85,000 paid in quarterly installments, with the annual retainer payable for fiscal 2020 to be paid on a pro rata basis for the period of Ms. Evans’s service on the Board of Directors during 2020. She will also receive an annual grant of restricted stock under the Company’s 2019 IAA, Inc. Omnibus Stock and Incentive Plan, with the number of shares of the Company’s common stock subject to such award determined by dividing $54,167 (representing approximately the pro-rated portion of the annual restricted stock grant for the period of Ms. Evans’s service on the Board of Directors during the remaining vesting schedule of the equity grants made to the Company’s other non-employee directors in July 2019) by the closing price of a share of the Company’s common stock on February 5, 2020. The restricted stock granted to Ms. Evans will vest in substantially equal installments on each of April 29, 2020 and July 29, 2020.

Ms. Evans will also enter into an indemnification agreement with the Company in the form previously approved by the Board of Directors and filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 filed with the SEC on August 13, 2019.

There is no arrangement or understanding between Ms. Evans and any other persons pursuant to which Ms. Evans was appointed as a director, and Ms. Evans has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On February 10, 2020, the Company issued a press release announcing the appointment of Ms. Evans to the Board of Directors as set forth in Item 5.02 of this Current Report on Form 8-K.

A copy of the press release is furnished as Exhibit 99.1 hereto. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release of the Company, dated February 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAA, INC.

Date: February 10, 2020	By:	/s/ Sidney Peryar
	Name:	Sidney Peryar
	Title:	Executive Vice President, Chief Legal Officer & Secretary